Exhibit 99.1

NEWS RELEASE

TCF Financial Corporation • 200 Lake Street East • Wayzata MN 55391

FOR IMMEDIATE RELEASE

Contact:
Mark Goldman        (952) 475-7050        news@tcfbank.com         (Media)
Jason Korstange        (952) 745-2755        investor@tcfbank.com        (Investors)

TCF REPORTS QUARTERLY NET INCOME OF $50.1 MILLION, OR 27 CENTS PER SHARE
AND ANNUAL NET INCOME OF $212.1 MILLION, OR $1.15 PER SHARE

2016 HIGHLIGHTS
- Revenue of $1.3 billion, up 4.1 percent from 2015
- Non-interest expense of $909.9 million, up 1.7 percent from 2015
- Efficiency ratio of 69.25 percent, down 163 basis points from 2015
- Period-end loans and leases of $17.8 billion, up 2.3 percent from December 31, 2015
- Loan and lease originations of $16.8 billion, up 10.3 percent from 2015
- Average deposits of $17.1 billion, up 7.2 percent from 2015
- Non-accrual loans and leases of $181.4 million, down 9.5 percent from December 31, 2015
- Net charge-offs as a percentage of average loans and leases of 0.26 percent, down 4 basis points from 2015
- Earnings per share of $1.15, up 7.5 percent from 2015

FOURTH QUARTER HIGHLIGHTS
- Revenue of $327.1 million, up 1.8 percent from the fourth quarter of 2015
- Non-interest expense of $225.4 million, up 1.2 percent from the fourth quarter of 2015
- Efficiency ratio of 68.89 percent, down 38 basis points from the fourth quarter of 2015
- Loan and lease originations of $4.3 billion, up 11.4 percent from the fourth quarter of 2015
- Average deposits of $17.1 billion, up 4.8 percent from the fourth quarter of 2015
- Net charge-offs as a percentage of average loans and leases of 0.27 percent, down 2 basis points from the fourth quarter of 2015
- Earnings per share of 27 cents, down 6.9 percent from the fourth quarter of 2015

Summary of Financial Results								Table 1
				Percent Change
(Dollars in thousands, except per-share data)	4Q	3Q	4Q	4Q16 vs	4Q16 vs	YTD	YTD	Percent
	2016	2016	2015	3Q16	4Q15	2016	2015	Change
Net income attributable to TCF	$50,092	$56,292	$52,492	(11.0)%	(4.6)%	$212,124	$197,123	7.6%
Net interest income	211,446	212,018	205,669	(0.3)	2.8	848,106	820,388	3.4
Diluted earnings per common share	0.27	0.31	0.29	(12.9)	(6.9)	1.15	1.07	7.5

Financial Ratios(1)
Return on average assets	0.99%	1.12%	1.08%			1.05%	1.03%
Return on average common equity	8.40	9.59	9.53			9.13	9.19
Return on average tangible common equity(2)	9.43	10.78	10.82			10.29	10.48
Net interest margin	4.30	4.34	4.35			4.34	4.42
Net charge-offs as a percentage of average loans and leases	0.27	0.26	0.29			0.26	0.30

(1) Annualized.
(2) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.

WAYZATA, Minn. (January 27, 2017) - TCF Financial Corporation ("TCF" or the "Company") (NYSE: TCB) today reported net income of $50.1 million for the fourth quarter of 2016, compared with $52.5 million for the fourth quarter of 2015 and $56.3 million for the third quarter of 2016. Diluted earnings per common share was 27 cents for the fourth quarter of 2016, compared with 29 cents for the fourth quarter of 2015 and 31 cents for the third quarter of 2016.

TCF reported net income of $212.1 million for the year ended December 31, 2016, compared with $197.1 million for the same period in 2015. Diluted earnings per common share was $1.15 for the year ended December 31, 2016, compared with $1.07 for the same period in 2015.

"I am proud of the progress we have made and the successes we have achieved during 2016," said Craig R. Dahl, president and chief executive officer. "We took significant strides toward driving the Company forward in ways that align with our four strategic pillars. Execution of our diversification philosophy has resulted in strong performance from a credit quality perspective. Our unique loan and lease origination capabilities allow us to grow profitably in a variety of markets. We generated positive operating leverage throughout the year as revenue growth steadily outpaced expense growth. We also continued to expand our deposit base which will be very beneficial should interest rates continue to increase.

"While our long term results will continue to be driven by these four strategic pillars, market volatility and softness in the auto lending industry provided some near term headwinds. As we move forward into 2017, there is much to be excited about. Our focus will be on taking the next step in creating superior and sustainable financial performance. We can do this by optimizing our diverse loan and lease origination platforms to grow in areas that will continue to drive profitability. In addition, we will look to create new efficiencies throughout the organization while offering product and service solutions that meet the financial needs of our customers."

Revenue

Total Revenue								Table 2
				Percent Change
(Dollars in thousands)	4Q	3Q	4Q	4Q16 vs	4Q16 vs	YTD	YTD	Percent
	2016	2016	2015	3Q16	4Q15	2016	2015	Change
Net interest income	$211,446	$212,018	$205,669	(0.3)%	2.8%	$848,106	$820,388	3.4%
Non-interest income:
Fees and service charges	35,132	35,093	37,741	0.1	(6.9)	137,664	144,999	(5.1)
Card revenue	13,689	13,747	13,781	(0.4)	(0.7)	54,882	54,387	0.9
ATM revenue	4,806	5,330	5,143	(9.8)	(6.6)	20,445	21,544	(5.1)
Subtotal	53,627	54,170	56,665	(1.0)	(5.4)	212,991	220,930	(3.6)
Gains on sales of auto loans, net	1,145	11,624	3,136	(90.1)	(63.5)	34,832	30,580	13.9
Gains on sales of consumer real estate loans, net	16,676	13,528	13,104	23.3	27.3	50,427	40,964	23.1
Servicing fee income	11,404	10,393	8,622	9.7	32.3	40,182	31,229	28.7
Subtotal	29,225	35,545	24,862	(17.8)	17.5	125,441	102,773	22.1
Leasing and equipment finance	31,316	28,289	32,355	10.7	(3.2)	119,166	108,129	10.2
Other	1,365	2,270	1,806	(39.9)	(24.4)	8,883	10,463	(15.1)
Fees and other revenue	115,533	120,274	115,688	(3.9)	(0.1)	466,481	442,295	5.5
Gains (losses) on securities, net	135	(600)	(29)	N.M.	N.M.	(581)	(297)	(95.6)
Total non-interest income	115,668	119,674	115,659	(3.3)	—	465,900	441,998	5.4
Total revenue	$327,114	$331,692	$321,328	(1.4)	1.8	$1,314,006	$1,262,386	4.1

Net interest margin(1)	4.30%	4.34%	4.35%			4.34%	4.42%
Total non-interest income as a percentage of total revenue	35.4	36.1	36.0			35.5	35.0

N.M. Not Meaningful.
(1) Annualized.

Net Interest Income

•
Net interest income for the fourth quarter of 2016 increased $5.8 million, or 2.8 percent, compared with the fourth quarter of 2015 and was consistent with the third quarter of 2016. The increase from the fourth quarter of 2015 was primarily due to higher average balances of loans and leases held for sale, leasing and equipment finance loans and leases, inventory finance loans and securities available for sale. These increases were partially offset by lower average consumer real estate loan balances and a lower average yield on the overall loan and lease portfolio. Net interest income for the fourth quarter of 2016 was consistent with the third quarter of 2016 due to growth in the inventory finance and leasing and equipment finance portfolios, offset by a lower average yield on the overall loan and lease portfolio.

•
Net interest margin for the fourth quarter of 2016 was 4.30 percent, compared with 4.35 percent for the fourth quarter of 2015 and 4.34 percent for the third quarter of 2016. The decrease from the fourth quarter of 2015 was primarily due to lower yields on commercial loans, leasing and equipment finance loans and leases, auto finance loans and loans and leases held for sale. The decrease from the third quarter of 2016 was primarily due to lower yields on inventory finance loans.

Non-interest Income

•
Fees and service charges for the fourth quarter of 2016 were $35.1 million, down $2.6 million, or 6.9 percent, from the fourth quarter of 2015 and consistent with the third quarter of 2016. The decrease from the fourth quarter of 2015 was primarily due to ongoing consumer behavior changes, as well as higher average checking account balances per customer.

•
TCF sold $516.0 million, $271.1 million and $614.9 million of auto loans during the fourth quarters of 2016 and 2015 and the third quarter of 2016, respectively, resulting in net gains in each respective period.

•
TCF sold $520.8 million, $389.1 million and $437.1 million of consumer real estate loans during the fourth quarters of 2016 and 2015 and the third quarter of 2016, respectively, resulting in net gains in each respective period.

•
Servicing fee income was $11.4 million on $5.5 billion of average loans and leases serviced for others for the fourth quarter of 2016, compared with $8.6 million on $4.2 billion for the fourth quarter of 2015 and $10.4 million on $5.1 billion for the third quarter of 2016.

Loans and Leases

Period-End and Average Loans and Leases								Table 3
				Percent Change
(Dollars in thousands)	4Q	3Q	4Q	4Q16 vs	4Q16 vs	YTD	YTD	Percent
	2016	2016	2015	3Q16	4Q15	2016	2015	Change
Period-End:
Consumer real estate:
First mortgage lien	$2,292,596	$2,313,044	$2,624,956	(0.9)%	(12.7)%
Junior lien	2,791,756	2,674,280	2,839,316	4.4	(1.7)
Total consumer real estate	5,084,352	4,987,324	5,464,272	1.9	(7.0)
Commercial	3,286,478	3,150,199	3,145,832	4.3	4.5
Leasing and equipment finance	4,336,310	4,236,224	4,012,248	2.4	8.1
Inventory finance	2,470,175	2,261,086	2,146,754	9.2	15.1
Auto finance	2,647,741	2,731,900	2,647,596	(3.1)	—
Other	18,771	17,886	19,297	4.9	(2.7)
Total	$17,843,827	$17,384,619	$17,435,999	2.6	2.3

Average:
Consumer real estate:
First mortgage lien	$2,306,421	$2,353,097	$2,670,355	(2.0)%	(13.6)%	$2,424,013	$2,867,948	(15.5)%
Junior lien	2,779,725	2,782,479	2,934,169	(0.1)	(5.3)	2,810,116	2,754,253	2.0
Total consumer real estate	5,086,146	5,135,576	5,604,524	(1.0)	(9.2)	5,234,129	5,622,201	(6.9)
Commercial	3,147,517	3,092,115	3,117,983	1.8	0.9	3,126,881	3,134,428	(0.2)
Leasing and equipment finance	4,252,543	4,147,488	3,911,025	2.5	8.7	4,106,718	3,804,015	8.0
Inventory finance	2,389,980	2,272,409	2,180,534	5.2	9.6	2,414,684	2,154,357	12.1
Auto finance	2,647,088	2,670,272	2,514,923	(0.9)	5.3	2,693,041	2,278,617	18.2
Other	9,307	9,252	9,060	0.6	2.7	9,538	10,303	(7.4)
Total	$17,532,581	$17,327,112	$17,338,049	1.2	1.1	$17,584,991	$17,003,921	3.4

•
Period-end loans and leases were $17.8 billion at December 31, 2016, an increase of $0.4 billion, or 2.3 percent, compared with December 31, 2015 and an increase of $0.5 billion, or 2.6 percent, compared with September 30, 2016. Average loans and leases were $17.5 billion for the fourth quarter of 2016, an increase of $0.2 billion, or 1.1 percent, compared with the fourth quarter of 2015 and an increase of $0.2 billion, or 1.2 percent, compared with the third quarter of 2016.

The increases from December 31, 2015 were primarily due to increases in the leasing and equipment finance portfolio and in the inventory finance portfolio due to strong originations and the expansion of the number of active dealers, partially offset by run-off in the consumer real estate first mortgage lien portfolio. The increase from September 30, 2016 for period-end loans and leases was primarily due to increases in the inventory finance, commercial, consumer real estate junior lien, and leasing and equipment finance portfolios. The increase from the third quarter of 2016 for average loans and leases was primarily due to increases in the inventory finance and leasing and equipment finance portfolios.

•
Loan and lease originations were $4.3 billion for the fourth quarter of 2016, an increase of $0.4 billion, or 11.4 percent, compared with the fourth quarter of 2015 and consistent with the third quarter of 2016. The increase from the fourth quarter of 2015 was primarily due to increased originations in inventory finance and consumer real estate.

Credit Quality

Credit Trends							Table 4
						Change
(Dollars in thousands)	4Q	3Q	2Q	1Q	4Q	4Q16 vs	4Q16 vs
	2016	2016	2016	2016	2015	3Q16	4Q15
Over 60-day delinquencies as a percentage of period-end loans and leases(1)	0.12%	0.12%	0.12%	0.10%	0.11%	— bps	1 bps
Net charge-offs as a percentage of average loans and leases(2)	0.27	0.26	0.23	0.27	0.29	1	(2)
Non-accrual loans and leases and other real estate owned	$228,242	$223,759	$232,334	$241,090	$250,448	2.0%	(8.9)%
Provision for credit losses	19,888	13,894	13,250	18,842	17,607	43.1	13.0

(1) Excludes portfolios acquired with deteriorated credit quality and non-accrual loans and leases.
(2) Annualized.

•
The net charge-off rate was 0.27 percent for the fourth quarter of 2016, down from 0.29 percent for the fourth quarter of 2015, and up from 0.26 percent for the third quarter of 2016. The decrease from the fourth quarter of 2015 was primarily due to improved credit quality in the consumer real estate portfolio, partially offset by increased net charge-offs in the auto finance portfolio. The increase from the third quarter of 2016 was primarily due to increased net charge-offs in the auto finance portfolio, partially offset by decreased net charge-offs in the leasing and equipment finance portfolio.

•
Non-accrual loans and leases and other real estate owned was $228.2 million at December 31, 2016, a decrease of $22.2 million, or 8.9 percent, from December 31, 2015, and an increase of $4.5 million, or 2.0 percent, from September 30, 2016. Non-accrual loans and leases were $181.4 million at December 31, 2016, a decrease of $19.0 million, or 9.5 percent, from December 31, 2015 and a decrease of $8.6 million, or 4.5 percent, from September 30, 2016. The decreases were primarily due to improving credit quality trends in the consumer real estate and commercial portfolios and lower non-accrual loans in the auto finance portfolio, partially offset by an increase in non-accrual loans in the inventory finance portfolio.

•
Provision for credit losses was $19.9 million for the fourth quarter of 2016, an increase of $2.3 million, or 13.0 percent, from the fourth quarter of 2015, and an increase of $6.0 million, or 43.1 percent, from the third quarter of 2016. The increase from the fourth quarter of 2015 was primarily due to growth in the overall loan and lease portfolio, partially offset by a decrease in net charge-offs. The increase from the third quarter of 2016 was primarily due to growth in the overall loan and lease portfolio.

Deposits

Average Deposits								Table 5
				Percent Change
(Dollars in thousands)	4Q	3Q	4Q	4Q16 vs	4Q16 vs	YTD	YTD	Percent
	2016	2016	2015	3Q16	4Q15	2016	2015	Change

Checking	$5,759,806	$5,673,888	$5,412,454	1.5%	6.4%	$5,688,690	$5,387,112	5.6%
Savings	4,681,662	4,672,642	4,733,703	0.2	(1.1)	4,689,543	4,952,680	(5.3)
Money market	2,429,239	2,496,590	2,349,127	(2.7)	3.4	2,488,977	2,265,121	9.9
Certificates of deposit	4,198,190	4,304,990	3,793,653	(2.5)	10.7	4,229,247	3,340,341	26.6
Total average deposits	$17,068,897	$17,148,110	$16,288,937	(0.5)	4.8	$17,096,457	$15,945,254	7.2

Average interest rate on deposits(1)	0.35%	0.37%	0.34%			0.36%	0.30%

(1) Annualized.

•
Total average deposits for the fourth quarter of 2016 increased $0.8 billion, or 4.8 percent, from the fourth quarter of 2015 and were consistent with the third quarter of 2016. The increase from the fourth quarter of 2015 was primarily due to special campaigns for certificates of deposit during the first three quarters of 2016, as well as growth in checking and money market balances.

Non-interest Expense

Non-interest Expense								Table 6
				Change
(Dollars in thousands)	4Q	3Q	4Q	4Q16 vs	4Q16 vs	YTD	YTD	Percent
	2016	2016	2015	3Q16	4Q15	2016	2015	Change

Compensation and employee benefits	$115,001	$117,155	$109,061	(1.8)%	5.4%	$474,722	$457,743	3.7%
Occupancy and equipment	38,150	37,938	37,824	0.6	0.9	149,980	144,962	3.5
Other	59,235	59,421	56,930	(0.3)	4.0	231,420	229,255	0.9
Subtotal	212,386	214,514	203,815	(1.0)	4.2	856,122	831,960	2.9
Operating lease depreciation	10,906	10,038	13,608	8.6	(19.9)	40,359	39,409	2.4
Foreclosed real estate and repossessed assets, net	1,889	4,243	4,940	(55.5)	(61.8)	13,187	23,193	(43.1)
Other credit costs, net	178	83	224	114.5	(20.5)	219	185	18.4
Total non-interest expense	$225,359	$228,878	$222,587	(1.5)	1.2	$909,887	$894,747	1.7

Efficiency ratio	68.89%	69.00%	69.27%	(11) bps	(38) bps	69.25%	70.88%	(163) bps

•
Compensation and employee benefits expense increased $5.9 million, or 5.4 percent, from the fourth quarter of 2015 and decreased $2.2 million, or 1.8 percent, from the third quarter of 2016. The increase from the fourth quarter of 2015 was primarily due to higher other compensation and health insurance expenses, partially offset by the annual pension plan valuation adjustment. The decrease from the third quarter of 2016 was primarily due to the annual pension plan valuation adjustment and lower salaries, partially offset by higher health insurance expenses.

•
Net expenses related to foreclosed real estate and repossessed assets decreased $3.1 million, or 61.8 percent, from the fourth quarter of 2015 and decreased $2.4 million, or 55.5 percent, from the third quarter of 2016. The decrease from the fourth quarter of 2015 was primarily due to higher gains on sales of commercial properties, lower write-downs on existing foreclosed consumer and commercial properties and lower operating costs associated with maintaining fewer consumer properties, partially offset by higher repossessed assets expense. The decrease from the third quarter of 2016 was primarily due to higher gains on sales of commercial properties and lower write-downs on existing foreclosed consumer properties, partially offset by higher repossessed assets expense.

Capital

Capital Information		Table 7
	At Dec. 31,	At Dec. 31,
(Dollars in thousands, except per-share data)	2016	2015
Total equity	$2,444,645	$2,306,917
Book value per common share	12.66	11.94
Tangible book value per common share(1)	11.33	10.59
Common equity to assets	10.09%	9.80%
Tangible common equity to tangible assets(1)	9.13	8.79
Capital accumulation rate(2)	8.59	10.44

	At Dec. 31,	At Dec. 31,
Regulatory Capital:	2016(3)	2015
Common equity Tier 1 capital	$1,970,323	$1,814,442
Tier 1 capital	2,248,221	2,092,195
Total capital	2,635,925	2,487,060

Regulatory Capital Ratios:
Common equity Tier 1 capital ratio	10.24%	10.00%
Tier 1 risk-based capital ratio	11.68	11.54
Total risk-based capital ratio	13.69	13.71
Tier 1 leverage ratio	10.73	10.46

(1) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.
(2) Calculated as the change in annualized year-to-date common equity Tier 1 capital as a percentage of prior year end common equity Tier 1 capital.
(3) The regulatory capital ratios for 4Q 2016 are preliminary pending completion and filing of the Company's regulatory reports.

•	TCF maintained strong capital ratios as the Company accumulated capital through earnings.

•	TCF increased book value per common share 6.0 percent in 2016. TCF also increased tangible book value per common share 7.0 percent in 2016.

•
On January 25, 2017, TCF's Board of Directors declared a regular quarterly cash dividend of 7.5 cents per common share, payable on March 1, 2017, to stockholders of record at the close of business on February 15, 2017. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on March 1, 2017, to stockholders of record at the close of business on February 15, 2017.

Webcast Information
A live webcast of TCF's conference call to discuss the fourth quarter earnings will be hosted at TCF's website, http://ir.tcfbank.com, on January 27, 2017 at 9:00 a.m. CST. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay on TCF's website after the conference call. The website also includes free access to company news releases, TCF's annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of December 31, 2016, TCF had $21.4 billion in total assets and 339 branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona and South Dakota providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing, equipment finance, and auto finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2015 under the heading "Risk Factors", the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, securities held to maturity and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, use by municipalities of eminent domain on property securing troubled residential mortgage loans, or imposition of underwriting or other limitations that impact the ability to offer certain variable-rate products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF; changes to bankruptcy laws which would result in the loss of all or part of TCF's security interest due to collateral value declines; deficiencies in TCF's compliance programs, including under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues.

Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or any of the primary supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; inability to timely close underperforming branches due to long-term lease obligations; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or expanding existing business relationships; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; failure to successfully attract and retain new customers, including the failure to attract and retain manufacturers and dealers to expand the inventory finance business; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, including the failure to develop and maintain technology necessary to satisfy customer demands; ability to attract and retain employees given competitive conditions.

Litigation Risks. Results of litigation or government enforcement actions, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, employment practices, or checking account overdraft program "opt in" requirements; and possible increases in indemnification obligations for certain litigation against Visa U.S.A.

Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended December 31,		Change
	2016	2015	$	%
Interest income:
Loans and leases	$210,848	$212,346	$(1,498)	(0.7)%
Securities available for sale	7,553	4,864	2,689	55.3
Securities held to maturity	1,165	1,336	(171)	(12.8)
Loans held for sale and other	12,092	6,905	5,187	75.1
Total interest income	231,658	225,451	6,207	2.8
Interest expense:
Deposits	15,053	13,772	1,281	9.3
Borrowings	5,159	6,010	(851)	(14.2)
Total interest expense	20,212	19,782	430	2.2
Net interest income	211,446	205,669	5,777	2.8
Provision for credit losses	19,888	17,607	2,281	13.0
Net interest income after provision for credit losses	191,558	188,062	3,496	1.9
Non-interest income:
Fees and service charges	35,132	37,741	(2,609)	(6.9)
Card revenue	13,689	13,781	(92)	(0.7)
ATM revenue	4,806	5,143	(337)	(6.6)
Subtotal	53,627	56,665	(3,038)	(5.4)
Gains on sales of auto loans, net	1,145	3,136	(1,991)	(63.5)
Gains on sales of consumer real estate loans, net	16,676	13,104	3,572	27.3
Servicing fee income	11,404	8,622	2,782	32.3
Subtotal	29,225	24,862	4,363	17.5
Leasing and equipment finance	31,316	32,355	(1,039)	(3.2)
Other	1,365	1,806	(441)	(24.4)
Fees and other revenue	115,533	115,688	(155)	(0.1)
Gains (losses) on securities, net	135	(29)	164	N.M.
Total non-interest income	115,668	115,659	9	—
Non-interest expense:
Compensation and employee benefits	115,001	109,061	5,940	5.4
Occupancy and equipment	38,150	37,824	326	0.9
Other	59,235	56,930	2,305	4.0
Subtotal	212,386	203,815	8,571	4.2
Operating lease depreciation	10,906	13,608	(2,702)	(19.9)
Foreclosed real estate and repossessed assets, net	1,889	4,940	(3,051)	(61.8)
Other credit costs, net	178	224	(46)	(20.5)
Total non-interest expense	225,359	222,587	2,772	1.2
Income before income tax expense	81,867	81,134	733	0.9
Income tax expense	29,762	26,614	3,148	11.8
Income after income tax expense	52,105	54,520	(2,415)	(4.4)
Income attributable to non-controlling interest	2,013	2,028	(15)	(0.7)
Net income attributable to TCF Financial Corporation	50,092	52,492	(2,400)	(4.6)
Preferred stock dividends	4,847	4,847	—	—
Net income available to common stockholders	$45,245	$47,645	$(2,400)	(5.0)

Earnings per common share:
Basic	$0.27	$0.29	$(0.02)	(6.9)%
Diluted	0.27	0.29	(0.02)	(6.9)

Dividends declared per common share	$0.075	$0.075	$—	—%

Average common and common equivalent shares
outstanding (in thousands):
Basic	167,412	166,343	1,069	0.6%
Diluted	168,049	166,942	1,107	0.7

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Year Ended December 31,		Change
	2016	2015	$	%
Interest income:
Loans and leases	$850,546	$832,736	$17,810	2.1%
Securities available for sale	26,573	15,648	10,925	69.8
Securities held to maturity	4,649	5,486	(837)	(15.3)
Loans held for sale and other	48,962	38,060	10,902	28.6
Total interest income	930,730	891,930	38,800	4.4
Interest expense:
Deposits	61,788	48,226	13,562	28.1
Borrowings	20,836	23,316	(2,480)	(10.6)
Total interest expense	82,624	71,542	11,082	15.5
Net interest income	848,106	820,388	27,718	3.4
Provision for credit losses	65,874	52,944	12,930	24.4
Net interest income after provision for credit losses	782,232	767,444	14,788	1.9
Non-interest income:
Fees and service charges	137,664	144,999	(7,335)	(5.1)
Card revenue	54,882	54,387	495	0.9
ATM revenue	20,445	21,544	(1,099)	(5.1)
Subtotal	212,991	220,930	(7,939)	(3.6)
Gains on sales of auto loans, net	34,832	30,580	4,252	13.9
Gains on sales of consumer real estate loans, net	50,427	40,964	9,463	23.1
Servicing fee income	40,182	31,229	8,953	28.7
Subtotal	125,441	102,773	22,668	22.1
Leasing and equipment finance	119,166	108,129	11,037	10.2
Other	8,883	10,463	(1,580)	(15.1)
Fees and other revenue	466,481	442,295	24,186	5.5
Gains (losses) on securities, net	(581)	(297)	(284)	(95.6)
Total non-interest income	465,900	441,998	23,902	5.4
Non-interest expense:
Compensation and employee benefits	474,722	457,743	16,979	3.7
Occupancy and equipment	149,980	144,962	5,018	3.5
Other	231,420	229,255	2,165	0.9
Subtotal	856,122	831,960	24,162	2.9
Operating lease depreciation	40,359	39,409	950	2.4
Foreclosed real estate and repossessed assets, net	13,187	23,193	(10,006)	(43.1)
Other credit costs, net	219	185	34	18.4
Total non-interest expense	909,887	894,747	15,140	1.7
Income before income tax expense	338,245	314,695	23,550	7.5
Income tax expense	116,528	108,872	7,656	7.0
Income after income tax expense	221,717	205,823	15,894	7.7
Income attributable to non-controlling interest	9,593	8,700	893	10.3
Net income attributable to TCF Financial Corporation	212,124	197,123	15,001	7.6
Preferred stock dividends	19,388	19,388	—	—
Net income available to common stockholders	$192,736	$177,735	$15,001	8.4

Earnings per common share:
Basic	$1.15	$1.07	$0.08	7.5%
Diluted	1.15	1.07	0.08	7.5

Dividends declared per common share	$0.300	$0.225	$0.075	33.3%

Average common and common equivalent shares
outstanding (in thousands):
Basic	167,220	165,697	1,523	0.9%
Diluted	167,807	166,242	1,565	0.9

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Change
	2016	2015	$	%
Net income attributable to TCF Financial Corporation	$50,092	$52,492	$(2,400)	(4.6)%
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities available for sale and interest-only strips	(40,035)	(3,207)	(36,828)	N.M.
Net unrealized gains (losses) on net investment hedges	913	1,121	(208)	(18.6)
Foreign currency translation adjustment	(1,491)	(1,986)	495	24.9
Recognized postretirement prior service cost	(7)	(7)	—	—
Total other comprehensive income (loss), net of tax	(40,620)	(4,079)	(36,541)	N.M.
Comprehensive income	$9,472	$48,413	$(38,941)	(80.4)

	Year Ended December 31,		Change
	2016	2015	$	%
Net income attributable to TCF Financial Corporation	$212,124	$197,123	$15,001	7.6%
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities available for sale and interest-only strips	(18,894)	(816)	(18,078)	N.M.
Net unrealized gains (losses) on net investment hedges	(756)	4,713	(5,469)	N.M.
Foreign currency translation adjustment	1,300	(8,304)	9,604	N.M.
Recognized postretirement prior service cost	(29)	(29)	—	—
Total other comprehensive income (loss), net of tax	(18,379)	(4,436)	(13,943)	N.M.
Comprehensive income	$193,745	$192,687	$1,058	0.5

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per-share data)
(Unaudited)

	At December 31,		Change
	2016	2015	$	%
ASSETS:
Cash and due from banks	$609,603	$889,337	$(279,734)	(31.5)%
Investments	74,714	70,537	4,177	5.9
Securities held to maturity	181,314	201,920	(20,606)	(10.2)
Securities available for sale	1,423,435	888,885	534,550	60.1
Loans and leases held for sale	268,832	157,625	111,207	70.6
Loans and leases:
Consumer real estate:
First mortgage lien	2,292,596	2,624,956	(332,360)	(12.7)
Junior lien	2,791,756	2,839,316	(47,560)	(1.7)
Total consumer real estate	5,084,352	5,464,272	(379,920)	(7.0)
Commercial	3,286,478	3,145,832	140,646	4.5
Leasing and equipment finance	4,336,310	4,012,248	324,062	8.1
Inventory finance	2,470,175	2,146,754	323,421	15.1
Auto finance	2,647,741	2,647,596	145	—
Other	18,771	19,297	(526)	(2.7)
Total loans and leases	17,843,827	17,435,999	407,828	2.3
Allowance for loan and lease losses	(160,269)	(156,054)	(4,215)	(2.7)
Net loans and leases	17,683,558	17,279,945	403,613	2.3
Premises and equipment, net	418,372	445,934	(27,562)	(6.2)
Goodwill	225,640	225,640	—	—
Other assets	555,858	529,786	26,072	4.9
Total assets	$21,441,326	$20,689,609	$751,717	3.6

LIABILITIES AND EQUITY:
Deposits:
Checking	$6,009,151	$5,690,559	$318,592	5.6%
Savings	4,719,481	4,717,457	2,024	—
Money market	2,421,467	2,408,180	13,287	0.6
Certificates of deposit	4,092,423	3,903,793	188,630	4.8
Total deposits	17,242,522	16,719,989	522,533	3.1
Short-term borrowings	4,391	5,381	(990)	(18.4)
Long-term borrowings	1,073,181	1,034,557	38,624	3.7
Total borrowings	1,077,572	1,039,938	37,634	3.6
Accrued expenses and other liabilities	676,587	622,765	53,822	8.6
Total liabilities	18,996,681	18,382,692	613,989	3.3
Equity:
Preferred stock, par value $0.01 per share, 30,000,000 shares authorized;
4,006,900 shares issued	263,240	263,240	—	—
Common stock, par value $0.01 per share, 280,000,000 shares authorized;
171,034,506 and 169,887,030 shares issued, respectively	1,710	1,699	11	0.6
Additional paid-in capital	862,776	851,836	10,940	1.3
Retained earnings, subject to certain restrictions	1,382,901	1,240,347	142,554	11.5
Accumulated other comprehensive income (loss)	(33,725)	(15,346)	(18,379)	(119.8)
Treasury stock at cost, 42,566 shares, and other	(49,419)	(50,860)	1,441	2.8
Total TCF Financial Corporation stockholders' equity	2,427,483	2,290,916	136,567	6.0
Non-controlling interest in subsidiaries	17,162	16,001	1,161	7.3
Total equity	2,444,645	2,306,917	137,728	6.0
Total liabilities and equity	$21,441,326	$20,689,609	$751,717	3.6

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Over 60-Day Delinquencies as a Percentage of Portfolio(1)

	At	At	At	At	At	Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2016	2016	2016	2016	2015	2016		2015
Consumer real estate:
First mortgage lien	0.40%	0.36%	0.36%	0.39%	0.46%	4	bps	(6)	bps
Junior lien	0.05	0.03	0.03	0.05	0.05	2		—
Total consumer real estate	0.21	0.18	0.18	0.21	0.25	3		(4)
Commercial	—	0.01	0.11	—	—	(1)		—
Leasing and equipment finance	0.10	0.14	0.13	0.12	0.06	(4)		4
Inventory finance	—	0.01	—	—	0.01	(1)		(1)
Auto finance	0.23	0.20	0.13	0.09	0.14	3		9
Other	0.10	0.05	0.33	0.13	0.10	5		—
Subtotal	0.12	0.12	0.12	0.10	0.11	—		1
Portfolios acquired with deteriorated credit quality	—	3.06	0.02	1.51	0.43	(306)		(43)
Total delinquencies	0.12	0.12	0.12	0.10	0.11	—		1

(1)	Excludes non-accrual loans and leases.

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended(1)					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,		Dec. 31,
	2016	2016	2016	2016	2015	2016		2015
Consumer real estate:
First mortgage lien	0.26%	0.34%	0.35%	0.55%	0.54%	(8)	bps	(28)	bps
Junior lien	0.08	0.04	0.05	0.17	0.17	4		(9)
Total consumer real estate	0.17	0.17	0.19	0.35	0.34	—		(17)
Commercial	0.01	(0.01)	0.08	(0.02)	0.05	2		(4)
Leasing and equipment finance	0.10	0.18	0.11	0.13	0.16	(8)		(6)
Inventory finance	0.07	0.10	0.09	0.04	0.05	(3)		2
Auto finance	1.09	0.86	0.69	0.81	0.75	23		34
Other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total	0.27	0.26	0.23	0.27	0.29	1		(2)

N.M. Not Meaningful.

(1)	Annualized.

Non-Accrual Loans and Leases Rollforward

	Quarter Ended					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2016	2016	2016	2016	2015	2016	2015
Balance, beginning of period	$190,047	$195,542	$198,649	$200,466	$206,110	$(5,495)	$(16,063)
Additions	32,398	28,697	35,280	38,029	44,387	3,701	(11,989)
Charge-offs	(4,158)	(5,670)	(5,475)	(7,436)	(9,002)	1,512	4,844
Transfers to other assets	(17,118)	(11,687)	(10,310)	(12,342)	(13,612)	(5,431)	(3,506)
Return to accrual status	(4,546)	(5,447)	(6,687)	(7,698)	(9,282)	901	4,736
Payments received	(14,351)	(13,845)	(17,774)	(15,551)	(20,103)	(506)	5,752
Sales	(2,764)	—	(900)	—	(775)	(2,764)	(1,989)
Other, net	1,937	2,457	2,759	3,181	2,743	(520)	(806)
Balance, end of period	$181,445	$190,047	$195,542	$198,649	$200,466	$(8,602)	$(19,021)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA, CONTINUED
(Dollars in thousands)
(Unaudited)

Other Real Estate Owned Rollforward

	Quarter Ended					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2016	2016	2016	2016	2015	2016	2015
Balance, beginning of period	$33,712	$36,792	$42,441	$49,982	$58,584	$(3,080)	$(24,872)
Transferred in	13,865	10,124	9,661	10,575	12,626	3,741	1,239
Sales	(8,655)	(12,997)	(16,058)	(18,885)	(19,174)	4,342	10,519
Writedowns	(1,281)	(1,984)	(2,027)	(2,744)	(2,130)	703	849
Other, net(1)	9,156	1,777	2,775	3,513	76	7,379	9,080
Balance, end of period	$46,797	$33,712	$36,792	$42,441	$49,982	$13,085	$(3,185)

(1)	Includes transfers from premises and equipment.

Allowance for Loan and Lease Losses

	At		At		At		At		At
	Dec. 31,		Sep. 30,		Jun. 30,		Mar. 31,		Dec. 31,
	2016		2016		2016		2016		2015
		% of		% of		% of		% of		% of
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio
Consumer real estate	$59,448	1.17%	$62,092	1.24%	$64,765	1.27%	$66,728	1.27%	$67,992	1.24%
Commercial	32,695	0.99	31,648	1.00	31,161	1.01	31,547	1.01	30,185	0.96
Leasing and equipment finance	21,350	0.49	20,649	0.49	20,124	0.49	19,454	0.49	19,018	0.47
Inventory finance	13,932	0.56	11,807	0.52	12,084	0.52	13,306	0.50	11,128	0.52
Auto finance	32,310	1.22	29,115	1.07	29,772	1.06	28,535	1.02	26,486	1.00
Other	534	2.84	530	2.96	666	3.19	504	2.66	1,245	6.45
Total	$160,269	0.90	$155,841	0.90	$158,572	0.91	$160,074	0.90	$156,054	0.90

Changes in Allowance for Loan and Lease Losses

	Quarter Ended					Change from
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Dec. 31,
	2016	2016	2016	2016	2015	2016	2015
Balance, beginning of period	$155,841	$158,572	$160,074	$156,054	$153,962	$(2,731)	$1,879
Charge-offs	(16,451)	(16,244)	(14,723)	(16,667)	(18,101)	(207)	1,650
Recoveries	4,718	4,779	4,592	4,761	5,523	(61)	(805)
Net (charge-offs) recoveries	(11,733)	(11,465)	(10,131)	(11,906)	(12,578)	(268)	845
Provision for credit losses	19,888	13,894	13,250	18,842	17,607	5,994	2,281
Other	(3,727)	(5,160)	(4,621)	(2,916)	(2,937)	1,433	(790)
Balance, end of period	$160,269	$155,841	$158,572	$160,074	$156,054	$4,428	$4,215

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,
	2016			2015
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$276,018	$2,322	3.35%	$405,252	$2,644	2.59%
Securities held to maturity	182,177	1,165	2.56	201,944	1,336	2.64
Securities available for sale:(3)
Taxable	791,289	4,400	2.22	611,816	3,691	2.41
Tax-exempt(4)	610,070	4,851	3.18	221,113	1,804	3.26
Loans and leases held for sale	492,457	9,770	7.89	180,278	4,261	9.38
Loans and leases:(5)
Consumer real estate:
Fixed-rate	2,169,493	30,367	5.57	2,520,567	36,384	5.73
Variable- and adjustable-rate	2,916,653	39,294	5.36	3,083,957	40,294	5.18
Total consumer real estate	5,086,146	69,661	5.45	5,604,524	76,678	5.43
Commercial:
Fixed-rate	948,856	11,212	4.70	1,090,001	13,869	5.05
Variable- and adjustable-rate	2,198,661	22,395	4.05	2,027,982	20,705	4.05
Total commercial	3,147,517	33,607	4.25	3,117,983	34,574	4.40
Leasing and equipment finance	4,252,543	47,129	4.43	3,911,025	44,479	4.55
Inventory finance	2,389,980	34,820	5.80	2,180,534	31,128	5.66
Auto finance	2,647,088	26,903	4.04	2,514,923	26,422	4.17
Other	9,307	135	5.72	9,060	157	6.88
Total loans and leases	17,532,581	212,255	4.82	17,338,049	213,438	4.89
Total interest-earning assets	19,884,592	234,763	4.70	18,958,452	227,174	4.76
Other assets(6)	1,253,002			1,245,751
Total assets	$21,137,594			$20,204,203
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,773,673			$1,639,550
Small business	926,388			874,892
Commercial and custodial	615,686			525,692
Total non-interest bearing deposits	3,315,747			3,040,134
Interest-bearing deposits:
Checking	2,454,815	85	0.01	2,384,452	124	0.02
Savings	4,670,906	429	0.04	4,721,571	466	0.04
Money market	2,429,239	3,451	0.57	2,349,127	3,649	0.62
Certificates of deposit	4,198,190	11,088	1.05	3,793,653	9,533	1.00
Total interest-bearing deposits	13,753,150	15,053	0.44	13,248,803	13,772	0.41
Total deposits	17,068,897	15,053	0.35	16,288,937	13,772	0.34
Borrowings:
Short-term borrowings	5,063	9	0.77	28,364	6	0.09
Long-term borrowings	931,720	5,150	2.21	1,009,591	6,004	2.37
Total borrowings	936,783	5,159	2.20	1,037,955	6,010	2.31
Total interest-bearing liabilities	14,689,933	20,212	0.55	14,286,758	19,782	0.55
Total deposits and borrowings	18,005,680	20,212	0.45	17,326,892	19,782	0.45
Other liabilities	695,778			595,317
Total liabilities	18,701,458			17,922,209
Total TCF Financial Corp. stockholders' equity	2,417,222			2,263,018
Non-controlling interest in subsidiaries	18,914			18,976
Total equity	2,436,136			2,281,994
Total liabilities and equity	$21,137,594			$20,204,203
Net interest income and margin		$214,551	4.30		$207,392	4.35

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

(5)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(6)	Includes leased equipment and related initial direct costs under operating leases of $157.2 million and $123.8 million for the fourth quarters of 2016 and 2015, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2016			2015
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)	Balance	Interest(1)	Rates(1)
ASSETS:
Investments and other	$319,582	$9,314	2.91%	$520,577	$12,294	2.36%
Securities held to maturity	190,863	4,649	2.44	207,140	5,486	2.65
Securities available for sale:(2)
Taxable	719,743	16,238	2.26	564,205	13,930	2.47
Tax-exempt(3)	495,708	15,900	3.21	80,894	2,643	3.27
Loans and leases held for sale	479,401	39,648	8.27	286,295	25,766	9.00
Loans and leases:(4)
Consumer real estate:
Fixed-rate	2,285,647	130,753	5.72	2,710,512	157,428	5.81
Variable- and adjustable-rate	2,948,482	156,919	5.32	2,911,689	149,770	5.14
Total consumer real estate	5,234,129	287,672	5.50	5,622,201	307,198	5.46
Commercial:
Fixed-rate	972,107	47,445	4.88	1,173,039	59,037	5.03
Variable- and adjustable-rate	2,154,774	85,996	3.99	1,961,389	76,677	3.91
Total commercial	3,126,881	133,441	4.27	3,134,428	135,714	4.33
Leasing and equipment finance	4,106,718	183,029	4.46	3,804,015	175,565	4.62
Inventory finance	2,414,684	140,453	5.82	2,154,357	122,799	5.70
Auto finance	2,693,041	110,651	4.11	2,278,617	94,463	4.15
Other	9,538	548	5.74	10,303	712	6.91
Total loans and leases	17,584,991	855,794	4.87	17,003,921	836,451	4.92
Total interest-earning assets	19,790,288	941,543	4.76	18,663,032	896,570	4.80
Other assets(5)	1,285,127			1,226,645
Total assets	$21,075,415			$19,889,677
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,778,707			$1,658,951
Small business	884,192			838,758
Commercial and custodial	585,611			507,446
Total non-interest bearing deposits	3,248,510			3,005,155
Interest-bearing deposits:
Checking	2,452,206	346	0.01	2,396,334	547	0.02
Savings	4,677,517	1,510	0.03	4,938,303	3,005	0.06
Money market	2,488,977	15,114	0.61	2,265,121	14,237	0.63
Certificates of deposit	4,229,247	44,818	1.06	3,340,341	30,437	0.91
Total interest-bearing deposits	13,847,947	61,788	0.45	12,940,099	48,226	0.37
Total deposits	17,096,457	61,788	0.36	15,945,254	48,226	0.30
Borrowings:
Short-term borrowings	7,051	51	0.73	18,822	53	0.28
Long-term borrowings	890,846	20,785	2.33	1,119,175	23,263	2.08
Total borrowings	897,897	20,836	2.32	1,137,997	23,316	2.05
Total interest-bearing liabilities	14,745,844	82,624	0.56	14,078,096	71,542	0.51
Total deposits and borrowings	17,994,354	82,624	0.46	17,083,251	71,542	0.42
Other liabilities	686,360			589,222
Total liabilities	18,680,714			17,672,473
Total TCF Financial Corp. stockholders' equity	2,373,176			2,197,690
Non-controlling interest in subsidiaries	21,525			19,514
Total equity	2,394,701			2,217,204
Total liabilities and equity	$21,075,415			$19,889,677
Net interest income and margin		$858,919	4.34		$825,028	4.42

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(3)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

(4)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(5)	Includes leased equipment and related initial direct costs under operating leases of $140.3 million and $104.1 million for the year ended December 31, 2016 and 2015, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2016	2016	2016	2016	2015
Interest income:
Loans and leases	$210,848	$210,765	$214,128	$214,805	$212,346
Securities available for sale	7,553	7,126	6,396	5,498	4,864
Securities held to maturity	1,165	1,049	1,116	1,319	1,336
Loans held for sale and other	12,092	13,786	12,364	10,720	6,905
Total interest income	231,658	232,726	234,004	232,342	225,451
Interest expense:
Deposits	15,053	15,851	15,893	14,991	13,772
Borrowings	5,159	4,857	5,127	5,693	6,010
Total interest expense	20,212	20,708	21,020	20,684	19,782
Net interest income	211,446	212,018	212,984	211,658	205,669
Provision for credit losses	19,888	13,894	13,250	18,842	17,607
Net interest income after provision for credit losses	191,558	198,124	199,734	192,816	188,062
Non-interest income:
Fees and service charges	35,132	35,093	34,622	32,817	37,741
Card revenue	13,689	13,747	14,083	13,363	13,781
ATM revenue	4,806	5,330	5,288	5,021	5,143
Subtotal	53,627	54,170	53,993	51,201	56,665
Gains on sales of auto loans, net	1,145	11,624	10,143	11,920	3,136
Gains on sales of consumer real estate loans, net	16,676	13,528	10,839	9,384	13,104
Servicing fee income	11,404	10,393	9,502	8,883	8,622
Subtotal	29,225	35,545	30,484	30,187	24,862
Leasing and equipment finance	31,316	28,289	31,074	28,487	32,355
Other	1,365	2,270	2,405	2,843	1,806
Fees and other revenue	115,533	120,274	117,956	112,718	115,688
Gains (losses) on securities, net	135	(600)	—	(116)	(29)
Total non-interest income	115,668	119,674	117,956	112,602	115,659
Non-interest expense:
Compensation and employee benefits	115,001	117,155	118,093	124,473	109,061
Occupancy and equipment	38,150	37,938	36,884	37,008	37,824
Other	59,235	59,421	59,416	53,348	56,930
Subtotal	212,386	214,514	214,393	214,829	203,815
Operating lease depreciation	10,906	10,038	9,842	9,573	13,608
Foreclosed real estate and repossessed assets, net	1,889	4,243	3,135	3,920	4,940
Other credit costs, net	178	83	(54)	12	224
Total non-interest expense	225,359	228,878	227,316	228,334	222,587
Income before income tax expense	81,867	88,920	90,374	77,084	81,134
Income tax expense	29,762	30,257	29,706	26,803	26,614
Income after income tax expense	52,105	58,663	60,668	50,281	54,520
Income attributable to non-controlling interest	2,013	2,371	2,974	2,235	2,028
Net income attributable to TCF Financial Corporation	50,092	56,292	57,694	48,046	52,492
Preferred stock dividends	4,847	4,847	4,847	4,847	4,847
Net income available to common stockholders	$45,245	$51,445	$52,847	$43,199	$47,645

Earnings per common share:
Basic	$0.27	$0.31	$0.32	$0.26	$0.29
Diluted	0.27	0.31	0.31	0.26	0.29

Dividends declared per common share	$0.075	$0.075	$0.075	$0.075	$0.075

Financial highlights:(1)
Return on average assets	0.99%	1.12%	1.14%	0.96%	1.08%
Return on average common equity	8.40	9.59	10.09	8.45	9.53
Net interest margin	4.30	4.34	4.35	4.37	4.35

(1)	Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
(In thousands)
(Unaudited)

	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015
ASSETS:
Investments and other	$276,018	$331,107	$322,477	$349,079	$405,252
Securities held to maturity	182,177	187,414	194,693	199,303	201,944
Securities available for sale:(1)
Taxable	791,289	747,890	697,902	640,796	611,816
Tax-exempt	610,070	570,013	481,246	319,427	221,113
Loans and leases held for sale	492,457	558,649	497,797	367,686	180,278
Loans and leases:(2)
Consumer real estate:
Fixed-rate	2,169,493	2,216,945	2,327,409	2,430,773	2,520,567
Variable- and adjustable-rate	2,916,653	2,918,631	2,931,318	3,028,001	3,083,957
Total consumer real estate	5,086,146	5,135,576	5,258,727	5,458,774	5,604,524
Commercial:
Fixed-rate	948,856	944,347	982,914	1,012,870	1,090,001
Variable- and adjustable-rate	2,198,661	2,147,768	2,127,032	2,145,231	2,027,982
Total commercial	3,147,517	3,092,115	3,109,946	3,158,101	3,117,983
Leasing and equipment finance	4,252,543	4,147,488	4,032,112	3,992,678	3,911,025
Inventory finance	2,389,980	2,272,409	2,564,648	2,433,534	2,180,534
Auto finance	2,647,088	2,670,272	2,751,679	2,703,880	2,514,923
Other	9,307	9,252	9,585	10,018	9,060
Total loans and leases	17,532,581	17,327,112	17,726,697	17,756,985	17,338,049
Total interest-earning assets	19,884,592	19,722,185	19,920,812	19,633,276	18,958,452
Other assets(3)	1,253,002	1,303,670	1,286,506	1,297,479	1,245,751
Total assets	$21,137,594	$21,025,855	$21,207,318	$20,930,755	$20,204,203

LIABILITIES AND EQUITY:
Non-interest-bearing deposits:
Retail	$1,773,673	$1,771,840	$1,817,734	$1,751,710	$1,639,550
Small business	926,388	894,761	861,394	853,645	874,892
Commercial and custodial	615,686	583,430	582,041	560,983	525,692
Total non-interest bearing deposits	3,315,747	3,250,031	3,261,169	3,166,338	3,040,134
Interest-bearing deposits:
Checking	2,454,815	2,434,934	2,478,673	2,440,563	2,384,452
Savings	4,670,906	4,661,565	4,677,681	4,700,164	4,721,571
Money market	2,429,239	2,496,590	2,557,897	2,472,751	2,349,127
Certificates of deposit	4,198,190	4,304,990	4,308,367	4,104,951	3,793,653
Total interest-bearing deposits	13,753,150	13,898,079	14,022,618	13,718,429	13,248,803
Total deposits	17,068,897	17,148,110	17,283,787	16,884,767	16,288,937
Borrowings:
Short-term borrowings	5,063	8,485	9,100	5,562	28,364
Long-term borrowings	931,720	729,737	840,739	1,062,513	1,009,591
Total borrowings	936,783	738,222	849,839	1,068,075	1,037,955
Total interest-bearing liabilities	14,689,933	14,636,301	14,872,457	14,786,504	14,286,758
Total deposits and borrowings	18,005,680	17,886,332	18,133,626	17,952,842	17,326,892
Other liabilities	695,778	708,048	690,363	650,908	595,317
Total liabilities	18,701,458	18,594,380	18,823,989	18,603,750	17,922,209
Total TCF Financial Corporation stockholders' equity	2,417,222	2,409,312	2,357,509	2,307,781	2,263,018
Non-controlling interest in subsidiaries	18,914	22,163	25,820	19,224	18,976
Total equity	2,436,136	2,431,475	2,383,329	2,327,005	2,281,994
Total liabilities and equity	$21,137,594	$21,025,855	$21,207,318	$20,930,755	$20,204,203

(1)	Average balances of securities available for sale are based upon historical amortized cost and exclude equity securities.

(2)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(3)
Includes leased equipment and related initial direct costs under operating leases of $157.2 million, $138.2 million, $131.9 million, $133.6 million and $123.8 million for the fourth quarter, third quarter, second quarter and first quarter of 2016, and for the fourth quarter of 2015, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)
(Unaudited)

	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016	Dec. 31, 2015
ASSETS:
Investments and other	3.35%	2.86%	2.99%	2.55%	2.59%
Securities held to maturity	2.56	2.24	2.29	2.65	2.64
Securities available for sale:(3)
Taxable	2.22	2.23	2.21	2.38	2.41
Tax-exempt(4)	3.18	3.19	3.25	3.24	3.26
Loans and leases held for sale	7.89	8.12	8.05	9.30	9.38
Loans and leases:
Consumer real estate:
Fixed-rate	5.57	5.75	5.73	5.82	5.73
Variable- and adjustable rate	5.36	5.29	5.32	5.32	5.18
Total consumer real estate	5.45	5.49	5.50	5.54	5.43
Commercial:
Fixed-rate	4.70	4.92	4.96	4.94	5.05
Variable- and adjustable-rate	4.05	3.91	4.00	4.00	4.05
Total commercial	4.25	4.22	4.30	4.30	4.40
Leasing and equipment finance	4.43	4.48	4.45	4.47	4.55
Inventory finance	5.80	6.07	5.74	5.68	5.66
Auto finance	4.04	4.06	4.19	4.14	4.17
Other	5.72	5.85	5.77	5.63	6.88
Total loans and leases	4.82	4.88	4.88	4.89	4.89

Total interest-earning assets	4.70	4.76	4.77	4.80	4.76

LIABILITIES:
Interest-bearing deposits:
Checking	0.01	0.01	0.02	0.01	0.02
Savings	0.04	0.03	0.03	0.03	0.04
Money market	0.57	0.61	0.63	0.62	0.62
Certificates of deposit	1.05	1.07	1.07	1.05	1.00
Total interest-bearing deposits	0.44	0.45	0.46	0.44	0.41
Total deposits	0.35	0.37	0.37	0.36	0.34
Borrowings:
Short-term borrowings	0.77	0.86	0.71	0.53	0.09
Long-term borrowings	2.21	2.65	2.43	2.14	2.37
Total borrowings	2.20	2.63	2.42	2.13	2.31

Total interest-bearing liabilities	0.55	0.56	0.57	0.56	0.55

Net interest margin	4.30	4.34	4.35	4.37	4.35

(1)	Annualized.

(2)	Yields are presented on a fully tax-equivalent basis.

(3)	Average yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(Dollars in thousands)
(Unaudited)
		At Dec. 31,	At Dec. 31,
		2016	2015
Computation of tangible common equity to tangible assets and tangible book value per common share:
Total equity		$2,444,645	$2,306,917
Less: Non-controlling interest in subsidiaries		17,162	16,001
Total TCF Financial Corporation stockholders' equity		2,427,483	2,290,916
Less: Preferred stock		263,240	263,240
Total common stockholders' equity	(a)	2,164,243	2,027,676
Less:
Goodwill		225,640	225,640
Other intangibles		1,738	3,126
Tangible common equity	(b)	$1,936,865	$1,798,910

Total assets	(c)	$21,441,326	$20,689,609
Less:
Goodwill		225,640	225,640
Other intangibles		1,738	3,126
Tangible assets	(d)	$21,213,948	$20,460,843

Common stock shares outstanding	(e)	170,991,940	169,844,464

Common equity to assets	(a) / (c)	10.09%	9.80%
Tangible common equity to tangible assets	(b) / (d)	9.13%	8.79%

Book value per common share	(a) / (e)	$12.66	$11.94
Tangible book value per common share	(b) / (e)	$11.33	$10.59

		Three Months Ended			Year Ended
		Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
		2016	2016	2015	2016	2015
Computation of return on average tangible common equity:
Net income available to common stockholders	(f)	$45,245	$51,445	$47,645	$192,736	$177,735
Plus: Other intangibles amortization		290	366	392	1,388	1,562
Less: Income tax expense attributable to other intangibles amortization		103	128	141	493	562
Adjusted net income available to common stockholders	(g)	$45,432	$51,683	$47,896	$193,631	$178,735

Average balances:
Total equity		$2,436,136	$2,431,475	$2,281,994	$2,394,701	$2,217,204
Less: Non-controlling interest in subsidiaries		18,914	22,163	18,976	21,525	19,514
Total TCF Financial Corporation stockholders' equity		2,417,222	2,409,312	2,263,018	2,373,176	2,197,690
Less: Preferred stock		263,240	263,240	263,240	263,240	263,240
Average total common stockholders' equity	(h)	2,153,982	2,146,072	1,999,778	2,109,936	1,934,450
Less:
Goodwill		225,640	225,640	225,640	225,640	225,640
Other intangibles		1,872	2,233	3,342	2,414	3,913
Average tangible common equity	(i)	$1,926,470	$1,918,199	$1,770,796	$1,881,882	$1,704,897

Return on average common equity(2)	(f) / (h)	8.40%	9.59%	9.53%	9.13%	9.19%
Return on average tangible common equity(2)	(g) / (i)	9.43%	10.78%	10.82%	10.29%	10.48%

(1)
When evaluating capital adequacy and utilization, management considers financial measures such as tangible common equity to tangible assets, tangible book value per common share and return on average tangible common equity. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

(2)	Annualized.

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